Morgan Stanley Flexible Income Trust
Item 77C
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, to permit
further solicitation of proxies. The meeting was held on
August 23, 2006 and the voting results with respect to these proposals were as follows:

(1) Election of Trustees:

                                     For    Withhold  Absta    BNV*
                                                        in
Frank L. Bowman.................  24,100,4   801,458    0       0
                                     64
Kathleen A.                       24,092,3   809,537    0       0
Dennis.................              85
James F.                          24,102,8   799,036    0       0
Higgins..................            86
Joseph J.                         24,108,4   793,468    0       0
Kearns..................             54
Michael F.                        24,110,1   791,745    0       0
Klein..................              77
W. Allen Reed..................   24,090,0   811,835    0       0
                                     87
Fergus Reid...................    24,084,2   817,625    0       0
                                     97

(2) Elimination of certain fundamental investment
restrictions:

                                     For    Agains  Abstain   BNV*
                                              t
Elimination of the fundamental      21,353, 810,58  847,558  1,890,4
policy restricting the Fund's           312      2                70
ability to pledge assets.......
Elimination of the fundamental      21,286, 841,82  883,292  1,890,4
policy restricting purchases of         340      0                70
securities on margin...........
Elimination of the fundamental      21,424, 768,34  818,163  1,890,4
policy prohibiting investments in       943      6                70
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental      21,364, 851,21  795,512  1,890,4
policy regarding investments in         728      2                70
warrants..................
Elimination of the fundamental      21,349, 894,89  766,872  1,890,4
policy prohibiting or restricting       690      0                70
the purchase of securities of
issuers in which Directors or
Officers have an interest.......
Elimination of the fundamental      21,408, 823,84  779,057  1,890,4
policy prohibiting investments for      555      0                70
purposes of exercising control....
Elimination of the fundamental      21,344, 828,34  838,902  1,890,4
policy regarding investments in         208      2                70
unseasoned companies.......
Elimination of the fundamental      21,513, 685,01  812,841  1,890,4
policy regarding mortgage backed        595      6                70
securities.................

(3) Modify certain fundamental investment restrictions for:

                                    For     Again  Abstain    BNV*
                                              st
Modify fundamental policy         21,453,3   753,9 804,146   1,890,4
regarding diversification.....          12      94                70
Modify fundamental policy         21,326,3   903,6 781,462   1,890,4
regarding borrowing money..             25      65                70
Modify fundamental policy         21,356,8   851,4 803,154   1,890,4
regarding loans.......                  70      28                70
Modify fundamental policy         21,374,6   825,2 811,572   1,890,4
regarding investment in                 62      18                70
commodities, commodity contracts
and futures contracts.
Modify fundamental policy         21,495,2   713,6 802,613   1,890,4
regarding issuance of senior            31      08                70
securities...

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                    For     Again  Abstain    BNV*
                                              st
Reclassification as non-          21,362,0   817,8 831,547   1,890,4
fundamental the fundamental             88      17                70
policy regarding the short sale
of securities....
Reclassification as non-          21,427,2   779,9 804,200   1,890,4
fundamental the fundamental             64      88                70
policy prohibiting investments
in other investment companies.

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.